GOVERNMENT OF THE DISTRICT OF COLUMBIA
                  DEPARTMENT OF CONSUMER AND REGULATORY AFFAIRS

                                   CERTIFICATE

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Corporation Act have been complied with and accordingly, this CERTIFICATE OF AMENDMENT is hereby issued to: EUROTECH, LTD.
IN WITNESS WHEREOF I have hereunto set my hand and caused the seal of this office to be affixed as of the 21ST day of JUNE, 2000.










                                   Lloyd J. Jordan
                                     Director

                                   Patricia E. Grays
                                   Acting Administrator
                                   Business Regulation Administration


                                   William L. Ables Jr.
                                   Act. Assistant Superintendent of Corporations
                                     Corporations Division




Anthony A. Williams
 Mayor


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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 EUROTECH, LTD.

TO:         Department of Consumer and Regulatory Affairs
            Corporation Division
            Washington, DC 20001

         Pursuant to the provisions of Title 29, Chapter 3 of the Code of Laws of the District of Columbia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:      The name of the corporation is Eurotech, Ltd.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 20, 2000, in the manner prescribed by the Code of Laws of the District of Columbia:

            The Articles of Incorporation are amended to increase the authorized number of shares of common stock to 100,000,000 and to increase the authorized number of shares of preferred stock to 5,000,000, so that paragraph (a) of Article Fourth of the Articles of Incorporation, as heretofore amended, has been amended to read as in its entirety follows:

                       "(a) The total number of shares of capital stock which
            the Corporation shall have authority to issue is One Hundred Five Million (105,000,0000) shares of which One Hundred Million (100,000,000) shares shall be designated as common stock with a par value of $.00025 per share and Five Million (5,000,000) shares shall be designated as preferred stock with a par value of $.01 par share."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 41,942,800 shares of common stock and the number of shares entitled to vote thereon was 42,957,800 shares of common stock, being the number of such shares outstanding on the record date fixed by the Board of Directors to determine the shareholders entitled to notice of and to vote at the meeting of shareholders at which said amendment was adopted.
                                                                     JUN 21 2000

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

            Class                                            Number of Shares
            -----                                            ----------------
                                      None

FIFTH: The number of shares of common stock voted for such amendment was 29,145,072 and the number of shares voted against such amendment was 535,749.

SIXTH: The number of shares of each class entitled to voted thereon as a class voted for and against such amendment, respectively, was:

            Class                                         Number of Shares Voted
            -----                                         ----------------------
                                                          For            Against
                                                          ---            -------
                                      None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for by such amendment shall be effected, is as follows:

                                    No change

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, or paid in surplus, or both, and the amount of stated capital and the amount of paid in surplus as changed by such amendment, are as follows:

                                      None

Date: June 20, 2000                               EUROTECH, LTD.

(Corporate Seal)                                  By: Don V. Hahnfeldt
                                                     ------------------------
                                                     Its President
Attest:

Its Secretary